                                                                    EXHIBIT 10.2




                             INTERCREDITOR AGREEMENT

         This INTERCREDITOR AGREEMENT ("Agreement") is dated January 31, 2000, between FLEET CAPITAL CORPORATION, a Rhode Island corporation, in its capacity as collateral and administrative agent under the Loan Agreement referred to below (in such capacities, and together with any permitted successors and assigns in such capacities, the "Agent"), and THE BANK OF NEW YORK, as successor to IBJ Whitehall Bank & Trust Company, formerly known as IBJ Schroder Bank & Trust Company, a New York banking corporation, in its capacity as trustee under the Indenture referred to below and as collateral agent under the General Security Agreement and Mortgages referred to below (in such capacities, and together with any permitted successors and assigns in such capacities, the "Senior Note Trustee").

                                   WITNESSETH:

         WHEREAS, Tom's Foods Inc., a Delaware corporation ("Borrower"), Agent and various financial institutions from time to time party thereto as lenders ("Lenders") have entered or are about to enter into that certain Loan and Security Agreement dated on or about the date hereof (such Loan and Security Agreement, as amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "Loan Agreement"; together with all documents, agreements, guarantees and other instruments now or hereafter evidencing or securing all or any portion of the obligations of Borrower under the Loan Agreement or any other agreements or documents executed pursuant thereto, as the same may now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, collectively, the "Loan Documents"); and

         WHEREAS, pursuant to the Loan Agreement, Borrower has, among other things, granted to Agent, for its benefit and the ratable benefit of Lenders, a security interest in and lien upon certain personal property as more particularly described in Exhibit A annexed hereto (collectively, the "Lender Collateral"); and

         WHEREAS, Borrower and the Senior Note Trustee have entered into that certain Indenture, dated as of October 14, 1997 (as amended, modified, supplemented, renewed, extended, exchanged, restated or replaced from time to time, the "Indenture") pursuant to which Borrower has issued its 10 1/2% Senior Secured Notes due 2004 (the "Senior Notes"; together with the Indenture and all documents, agreements, guarantees and other instruments now or hereafter evidencing or securing all or any portion of the obligations of Borrower under the Indenture and the Senior Notes or any other agreements or documents executed pursuant thereto, as the same may now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "Senior Note Agreements"); and

         WHEREAS, pursuant to that certain General Security Agreement, dated as of October 14, 1997, Borrower has, among other things, granted to the Senior Note Trustee, for its benefit and the ratable benefit of the holders of Senior Notes, a security interest in and lien upon certain real and personal property as more particularly described in Exhibit B annexed hereto (collectively, the "Senior Note Collateral"); and

         WHEREAS, Borrower has also executed and delivered, in each case in favor of the Senior Note Trustee, as mortgagee, beneficiary or grantee, for its benefit and the ratable benefit of the holders of Senior Notes, certain mortgages, deeds of trust and deeds to secure debt, covering, among other real property, Borrower's real property located in Columbus, Georgia, Corsicana, Texas and Fresno, California (collectively, and together with any additional mortgages, deeds of trust, deeds to secure debt or other instruments now or hereafter creating or evidencing a lien in favor of the Senior Note Trustee, as mortgagee, beneficiary or grantee, for its benefit and the ratable benefit of the holders of Senior Notes, covering any real property now owned or hereafter acquired by Borrower, in each case, as amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "Mortgages"); and

         WHEREAS, certain of the Lender Collateral, including, without limitation, Inventory and Records (each as defined in Exhibit A annexed hereto) relating thereto, may from time to time be located on the Premises (as defined in Exhibit B annexed hereto) or on any after-acquired real property that may from time to time be covered by the Mortgages (such real property, including all improvements and fixtures located thereon, collectively, the "Mortgaged Premises");

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  ACKNOWLEDGMENT OF LIENS; INTELLECTUAL PROPERTY

         1.1 Agent hereby acknowledges that, pursuant to the Senior Note Agreements, the Senior Note Trustee has been granted (for its benefit and for the ratable benefit of the holders of the Senior Notes) security interests in and liens upon all of the Senior Note Collateral, including, without limitation, the Intellectual Property (as defined in Exhibit B annexed hereto) and further acknowledges and agrees that Agent has not been granted and will not acquire any security interests in or liens upon any of the Senior Note Collateral, other than the Intellectual Property for the limited purposes set forth in Exhibit A annexed hereto. The Senior Note Trustee hereby acknowledges that Agent has been granted security interests in and liens upon all of the Lender Collateral, including, without limitation, the Intellectual Property for the limited purpose set forth in Exhibit A annexed hereto pursuant to the Loan Documents, and further acknowledges and agrees that Agent shall have the right, and the Senior Note Trustee hereby recognizes and agrees not to oppose or disturb Agent's rights, to use, without charge, the Intellectual Property for so long as Agent in good faith deems necessary in order for Agent to exercise its rights or remedies under the Loan Documents with respect to the other Lender Collateral;

         1.2 Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a security interest in favor of the Senior Note Trustee or Agent in the Lender Collateral and/or the Senior Note Collateral, as the case may be, and notwithstanding any conflicting terms or conditions contained in any of the Senior Note Agreements or Loan
Documents:

                  (a) Agent shall have senior security interests in and liens upon the Lender Collateral and the Senior Note Trustee shall in no event have any lien upon or security interest in or any other rights or claims with respect to all or any portion thereof, except as specifically provided in Section 1.2(c) of this Agreement;

                  (b) the Senior Note Trustee shall have senior security interests and liens upon the Senior Note Collateral and Agent shall in no event have any lien upon or security interest in or any other rights or claims with respect to all or any portion thereof, except as specifically provided in Section 1.2(c) and elsewhere in this Agreement;

                  (c) until all of the obligations, liabilities and indebtedness of Borrower to the Senior Note Trustee arising under or in connection with the Senior Note Agreements (the "Senior Note Debt") are paid in full, and except for Agent's rights under this Agreement with respect to the Intellectual Property, the security interests and liens granted to the Senior Note Trustee under the Senior Note Agreements in and upon the Intellectual Property have and shall have priority over the security interests and liens granted to Agent under the Loan Documents in and upon the Intellectual Property, and such security interests and liens of Agent in and upon the Intellectual Property are and shall be, in all respects (except for Agent's rights under this Agreement), subject and subordinate to the security interests and liens of the Senior Note Trustee in and upon the Intellectual Property; and

                  (d) the security interests and liens and priorities thereof provided in this Section 1.2 shall not be altered or otherwise affected by (i) any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of all or any part of the obligations, liabilities and indebtedness of Borrower to Agent and Lenders arising under or in connection with the Loan Documents (the "Lender Debt") or the Senior Note Debt or (ii) any action or inaction which any of the Senior Note Trustee or Agent may take or fail to take in respect of the Senior Note Collateral or Lender Collateral.

         1.3 The Senior Note Trustee agrees that it will not contest the validity, perfection, priority or enforceability of any of the security interests or liens of Agent upon the Lender Collateral and Agent agrees that it will not contest the validity, perfection, priority or enforceability of any of the security interests or liens of the Senior Note Trustee upon the Senior Note Collateral. As between Agent and the Senior Note Trustee, the terms of this Agreement shall govern even if part or all of the Senior Note Debt or Lender Debt or any of the security interests or liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

         1.4 Until such time as the Senior Note Debt is paid and satisfied in full, Senior Note Trustee shall, subject to Agent's rights under the other provisions of this Agreement, have the right to manage, perform and enforce the terms of the Senior Note Agreements with respect to the Intellectual Property, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the right to hold, prepare for sale, sell, license, lease, dispose of, or liquidate such Intellectual Property. Agent shall not enforce its security interests in the Intellectual Property in any manner that would interfere with the security interests of the Senior Note Trustee therein, including, without limitation, by way of an outright foreclosure sale of the Intellectual Property itself; provided, however, that Agent shall nevertheless be entitled to enforce its security interests with respect to the Intellectual Property to the extent required in order to enable Agent to exercise its rights or remedies under the Loan Documents with respect to the other Lender Collateral, including, without limitation, the fulfillment of orders, the manufacturing and processing of Inventory and the products thereof, and the marketing, preparation for sale, distribution, sale or other disposition of inventory and the products thereof, including the receipt and retention by Agent of the proceeds of Inventory and the products thereof.

SECTION 2.   MORTGAGED PREMISES

         2.1 No Claim on Collateral. The Senior Note Trustee hereby waives pursuant to the Indenture for itself and on behalf of each present and future holder of Senior Notes, each and every right which the Senior Note Trustee or any holder of Senior Notes now or at any time hereafter may have under applicable law, by virtue of the Mortgages or Borrower's or Agent's occupation of the Mortgaged Premises, to claim or assert any lien, right, claim or title to any or all of the Lender Collateral comprised of tangible personal property located thereon, including, without limitation, any Inventory or Records to the extent relating thereto, that now or hereafter may be stored in or located on the Mortgaged Premises or Equipment (as defined in Exhibit B annexed hereto).

         2.2 Use of Mortgaged Premises, Equipment, etc. During the one hundred eighty (180) day period following receipt by Agent of written notice from the Senior Note Trustee notifying Agent of the acceleration of the Senior Notes by reason of an uncured Event of Default under (and as defined in) the Senior Notes and the Indenture (such period, the "Permitted Use Period"):

                  (a) Agent may enter and remain upon one or more of the Mortgaged Premises, without obligation to pay rent or other compensation to the Senior Note Trustee or the holders of Senior Notes (other than expense reimbursement as provided in clause (iii) below), and may use any Equipment constituting Senior Note Collateral, for the purposes of manufacturing, processing, marketing, preparation for sale, distribution and sale of any or all of the Inventory or other realization upon Lender Collateral; provided, however, that Agent shall
         (i) promptly notify the Senior Note Trustee of Agent's entry upon the Mortgaged Premises, (ii) promptly repair or replace any Senior Note Collateral destroyed or damaged in any respect by Agent or any of Agent's employees or agents as a result of such use, (iii) reimburse the Senior Note Trustee for all reasonable out-of-pocket expenses actually incurred by the Senior Note Trustee in connection with or arising out of Agent's use of the Senior Note Collateral, but only such costs and expenses directly attributable to that portion or portions of the Senior Note Collateral actually used by Agent pursuant to the rights granted under the provisions of this Section 2.2(a), and (iv) indemnify and hold Senior Note Trustee harmless from and against all losses, costs, damages or expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by Senior Note Trustee a direct result of claims for personal injury directly caused by the gross negligence or willful misconduct of Agent or its agents or designees in the exercise of the rights granted to Agent under this
         Section 2.2(a); provided that under no circumstances shall Agent indemnify or be responsible to the Senior Note Trustee for lost profits or other special or consequential damages, and (v) pay the Senior Note Trustee a per diem storage charge for the period (if any) after the Permitted Use Period (at the then prevailing market rate based upon the volume of Inventory subject to the security interests and liens of Agent from time to time thereafter remaining at the Mortgaged Premises) with respect to any Inventory that remains at the Mortgaged Premises after the expiration of the Permitted Use Period, unless and until Agent has notified the Senior Note Trustee in writing that Agent has abandoned or released its security interests and liens in and upon such remaining Inventory. After Agent has given such notice to the Senior Note Trustee that Agent has abandoned or released its security interests and liens in and upon such remaining Inventory, Agent shall have no further liability to the Senior Note Trustee for storage charges, costs and expenses or indemnification, except for any such liabilities accrued prior to such notice; and

                  (b) the Senior Note Trustee will cooperate with Agent in permitting Agent to have access to the Lender Collateral located on the Mortgaged Premises and will not delay, hinder or impede Agent's access to, entry upon or use of the Mortgaged Premises or any Equipment and will not interfere with the manufacturing, processing, marketing, preparation for sale, distribution or sale of any of the Inventory or other realization upon Lender Collateral on or from, or removal of any of the Inventory or Records relating thereto by Agent from, any of the Equipment or Mortgaged Premises; provided, however, that the provisions of this subparagraph (b) shall in no event be deemed to prohibit the Senior Note Trustee from (i) enforcing or exercising, and the Senior Note Trustee shall have the right at any time to enforce or exercise, any and all of its rights and remedies under the Senior Note Agreements, or at law, or (ii) seeking to foreclose or realize upon (judicially or nonjudicially) its lien upon the Senior Note Collateral or assert any claim or interest therein at any time; provided, that, in each case under clauses (i) or (ii), such enforcement, exercise, foreclosure, realization or assertion shall be expressly subject to Agent's right to use the Mortgaged Premises, Equipment and Intellectual Property for the purposes set forth herein.

         2.3 Extension of Permitted Use Period. If, as a result of the application of any bankruptcy, insolvency, reorganization, receivership or other similar law, Agent is prevented for any period of time during the Permitted Use Period from exercising its rights and remedies with respect to any Lender Collateral located on the Mortgaged Premises or otherwise granted hereunder, the Permitted Use Period shall be extended by such period of time.

SECTION 3.   MISCELLANEOUS

         3.1      Representations.

                  (a) The Senior Note Trustee represents and warrants to Agent that:

                           (i) the execution, delivery and performance of this Agreement by the Senior Note Trustee is within its powers in its capacity as Senior Note Trustee for the holders of Senior Notes, has been duly directed pursuant to the Indenture, and does not contravene any law, any provision of any of the Senior Note Agreements or any agreement to which the Senior Note Trustee is a party or by which it is bound, and shall be binding upon the Senior Note Trustee, any successor or replacement trustee under the Senior Note Indenture, as well as all existing and future holders of Senior Notes;

                           (ii) this Agreement constitutes the legal, valid and binding obligation of Senior Note Trustee, enforceable according to its terms, except to the extent that (x) the foregoing may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time generally affecting the enforcement of creditors' rights and remedies and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (y) the same may be subject to the discretion of the court before which any proceeding with respect thereto may be brought.

                  (b) Agent hereby represents and warrants to the Senior Note Trustee that:

                           (i) the execution, delivery and performance of this Agreement by Agent is within its powers, has been duly authorized by Agent and does not contravene any law, any provision of the Loan Agreement, or any agreement to which Agent is a party or by which it is bound; and

                           (ii) this Agreement constitutes the legal, valid and binding obligation of Agent, enforceable according to its terms, except to the extent that (x) the foregoing may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time generally affecting the enforcement of creditors' rights and remedies and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (y) the same may be subject to the discretion of the court before which any proceeding with respect thereto may be brought.

         3.2      Successors and Assigns.

                  (a) This Agreement shall be binding upon each of Agent, Lenders, the Senior Note Trustee and the holders of Senior Notes, and their respective successors, participants and assigns, and shall inure to the benefit of each of them and their respective successors, participants and assigns; provided, however, that any successor or assignee of either party hereto shall in no event be entitled to the rights and benefits hereunder until such time as such successor or assignee shall have (i) executed and delivered a supplement to this Agreement pursuant to which (x) it agrees to be bound by all of the terms and provisions hereof and (y) makes substantially the same representations and warranties as those made by its predecessor in interest pursuant to Section 3 of this Agreement and (ii) delivered to the counterparty hereto such evidence as may be reasonably requested by such counterparty of such successor or assignee's power and authority to perform its obligations hereunder. Agent shall at all times be entitled to deal exclusively with the Senior Note Trustee for all matters hereunder notwithstanding any sale, assignment, participation or other transfer by any holder of Senior Notes of any interest in the Senior Note Debt or the Senior Note Collateral.

                  (b) Each Lender shall have the right to grant participations in or otherwise sell, assign, transfer, negotiate all or any part of, or any interest in, the Lender Debt and the Lender Collateral; provided, that, the Senior Note Trustee shall not be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Lender Debt, and no participant shall be entitled to any rights or benefits under this Agreement, except through Agent.

                  (c) Senior Note Trustee agrees, at the sole cost and expense of Borrower, to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person (or any agent for such third person) who also executes such agreement and succeeds to or replaces any or all of Lenders' financing of Borrower, whether such successor financing or replacement occurs by transfer, assignment, "take out" or any other means or vehicle, provided only that such successor or replacement financing is not prohibited by the then-current terms of the Senior Note Agreements.

         3.3 No Third Parties Benefitted. This Agreement is solely for the benefit of the Agent, Lenders, the Senior Note Trustee and the holders of Senior Notes, and their respective successors, participants and assigns, and no other person (including, without limitation, Borrower or a creditor or creditors' representative of Borrower, other than Agent, Lenders the Senior Note Trustee and the holders of Senior Notes and their respective successors, participants and assigns) shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

         3.4 Disclosures; Non-Reliance. Each of Agent, Lenders, the Senior Note Trustee, and the holders of Senior Notes have the means to be, and shall in the future remain, fully informed as to the financial condition and other affairs of Borrower. Agent and Lenders shall not have any obligation to or duty to disclose any such information to the Senior Note Trustee or the holders of Senior Notes, and the Senior Note Trustee and holders of Senior Notes shall have no obligation or duty to disclose any such information to Agent or Lenders. Except as expressly set forth in this Agreement, the parties hereto have not otherwise made to each other, nor do they hereby make to each other, any agreements, representations or warranties, express or implied, nor do they assume any liability to each other with respect to any matter.

         3.5      Exercise of Rights.

                  (a) Agent shall not be liable to the Senior Note Trustee or the holders of Senior Notes, and the Senior Note Trustee and the holders of the Senior Notes shall not be liable to Agent or Lenders, by reason of their respective exercise or enforcement of their rights under this Agreement, or of their respective rights or remedies under the Loan Agreement or the Senior Note Agreements, as the case may be, except for any such exercise of rights or remedies prohibited by this Agreement.

                  (b) In no event will Agent or Lenders be liable to account to the Senior Note Trustee or the holders of Senior Notes for any proceeds of asset dispositions that may be received by Agent or Lenders and applied to the Lender Debt, whether or not Agent or Lenders at any time have re-lent or does re-lend such sums or any portion thereof to Borrower. It shall be the sole responsibility of the Senior Note Trustee to monitor the disposition by Borrower of the Senior Note Collateral or other assets of Borrower and to require the Borrower (but not the Agent or Lenders) to account to the Senior Note Trustee and/or the holders of Senior Notes for the application and disposition of the proceeds thereof (in each case to the extent provided in the Senior Note Agreements).

                  (c) In no event will the Senior Note Trustee or the holders of Senior Notes be liable to account to Agent or Lenders for any proceeds of asset dispositions that may be received by the Senior Note Trustee and applied to the Senior Note Debt. It shall be the sole responsibility of Agent and Lenders to monitor the disposition by Borrower of the Lender Collateral or other assets of Borrower and to require the Borrower (but not the Senior Note Trustee or the holders of the Senior Notes) to account to Agent and Lenders for the application and disposition of the proceeds thereof (in each case to the extent provided in the Loan Documents).

                  (d) In the event that the Senior Note Trustee or Agent shall, in the exercise of its respective rights under the Senior Note Agreements or Loan Documents, as the case may be, receive physical possession of personal property of Borrower, other than, in the case of receipt by Agent, funds credited to, or transferred to Agent through, the lockbox, blocked accounts or other depository account arrangements established pursuant to the Loan Documents, then, if the receiving party has actual knowledge at the time of its receipt that such property represents the other party's collateral as provided hereunder (i.e., such property represents Lender Collateral in the case of such property received by the Senior Note Trustee or any holder of Senior Notes, or represents Senior Note Collateral in the case of such property received by Agent or Lenders), then the receiving party shall notify the other party that it has received physical possession of such collateral and shall hold the same as bailee for perfection purposes only for the other party and shall, as promptly as practicable thereafter, make available or deliver to the other party such property, or, at the receiving party's option, retain possession of such property until a disposition is directed by a court of competent jurisdiction.

                  (e) Agent and Lenders may, without affecting its rights under this Agreement, extend, amend or in any way modify the terms of payment or performance of all or any portion of the Lender Debt or any other term or provision of the Loan Documents, without the consent of, and without giving notice thereof to the Senior Note Trustee or any holder of Senior Notes.

         3.6 Term. This Agreement is a continuing agreement and shall remain in full force and effect until all of the Lender Debt has been fully paid and satisfied and the Loan Agreement and all other Loan Documents have been terminated.

         3.7 Notices. All notices and other communications provided for hereunder shall be in writing sent to the applicable address for the party to be notified as set forth on the signature pages of this Agreement, or as to each party, to such other address as shall be designated by such party in a written notice to the other party in accordance with this Section. Except with respect to notices as to which actual receipt is required hereunder, all such notices and communications shall be deemed to be validly served, given or delivered: (i) five (5) business days following deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid; (ii) one (1) business day after sending, if sent by recognized overnight courier service with instructions to deliver the next business day; (iii) upon delivery thereof, if delivered by hand to the party to be notified; or (iv) upon telecopier acknowledgment of receipt thereof, if telecopied to the specified telecopier number for the party to be notified.

         3.8 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. No amendment or modification of any of the provisions of this Agreement shall be deemed to be made, nor any provision waived, unless the same shall be in writing signed by the party against whom such amendment, modification or waiver is sought to be enforced.

         3.9 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         3.10 Further Assurances. Each of the parties hereto shall execute and file, if necessary, all such further documents and instruments, and perform such other acts, as may be necessary to effectuate the purposes of this Agreement.

         3.11 Counterparts. This Agreement may be executed in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    FLEET CAPITAL CORPORATION, as Agent



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                    Address:

                                    300 Galleria Parkway
                                    Suite 800
                                    Atlanta, Georgia 30339
                                    Attention: Loan Administration
                                    Telecopier No.: (770) 859-2483


                                    THE BANK OF NEW
                                    YORK, as successor to IBJ
                                    Whitehall Bank & Trust
                                    Company, formerly known as
                                    IBJ Schroder Bank & Trust
                                    Company, as Senior Note
                                    Trustee

                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                    Address:

                                    101 Barclay Street
                                    New York, New York 10286
                                    Attention:  Mr. Terrence Rawlins
                                    Telecopier No.: (212) 815-5915

                          ACKNOWLEDGMENT AND AGREEMENT

         The undersigned hereby acknowledges (i) the terms of the foregoing Intercreditor Agreement between the Senior Note Trustee and Agent (the "Agreement") and agrees that it will, together with its successors and assigns, be bound by the terms thereof and (ii) that it does not and will not receive any right, benefit, priority or interest under or because of the existence of the Agreement.

         The undersigned agrees to execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent or the Senior Note Trustee to effectuate the provisions and purposes of the Agreement.

                                    TOM'S FOODS INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                    Address:

                                    900 8th Street
                                    P.O. Box 60
                                    Columbus, Georgia
                                    Attention: Mr. S. Albert Gaston
                                    Telecopier No.: (706) 323-8231

                                                                       EXHIBIT A

                                LENDER COLLATERAL

         "Lender Collateral" shall mean all of Borrower's right, title and interest in and to the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located:

         (a) all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance (collectively, "Accounts");

         (b) all present and future contract rights, chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties to the extent relating to Accounts, Inventory or other Lender Collateral, all present and future Distributor/Franchisee Receivables (as defined in the Loan Agreement as in effect on the date hereof) and all present and future general intangibles for the payment of money (including claims and choses in action) to the extent relating to Accounts, Inventory or other Lender Collateral;

         (c) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Agent, any Lender or any of their affiliates, or, to the extent relating to Accounts, Inventory or other Lender Collateral, held at or received by or in transit to any other depository or other institution from or for the account of Borrower, in each case whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts, Inventory or other Lender Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to Accounts, Inventory or other Lender Collateral,
(ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party relating to Accounts, Inventory or other Lender Collateral, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts, Inventory or other Lender Collateral, including, without limitation, returned, repossessed and reclaimed goods, and
(iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

         (d) all now owned and hereafter existing or acquired raw materials, work-in-process, finished goods and all other inventory of whatsoever kind or nature, wherever located (collectively, "Inventory");

         (e) all present and future trademarks, tradenames and service marks (together with the goodwill of the business symbolized thereby), patents, copyrights and other Intellectual Property (as defined in Exhibit B to this Agreement) affixed to or appearing on or relating to any Inventory or the products thereof or other Lender Collateral or otherwise used in the manufacturing, processing, marketing, preparation for sale, distribution or sale of Inventory or the products thereof or other Lender Collateral; provided, however, that the security interest granted to Agent in trademarks, tradenames and service marks (and the goodwill of the business symbolized thereby), patents, copyrights and other Intellectual Property described in this subparagraph (e) shall be limited to such right, title and interest as shall be required in order for Agent to exercise its rights and remedies under the Loan Agreement, including the fulfillment of orders, the manufacturing and processing of Inventory and the products thereof, and the marketing, preparation for sale, distribution, sale or other disposition of Inventory and the products thereof, including the receipt and retention by Agent of the proceeds thereof;

         (f) all books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit file, and other data to the extent relating to the Lender Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored, including any rights of Borrower with respect to the foregoing maintained with or by any other person (collectively, "Records"); and

         (g) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damages to or destruction of any or all of the foregoing, and also including all proceeds of business interruption insurance and, to the extent relating to Accounts, Inventory or other Lender Collateral, all other insurance proceeds, whether or not constituting proceeds of any of the other Lender Collateral.

                                                                       EXHIBIT B

                             SENIOR NOTE COLLATERAL

         "Senior Note Collateral" shall mean all the property and assets of Borrower, both real and personal, movable and immovable, tangible and intangible of whatsoever nature and kind now owned or hereafter acquired and wherever located, including, without limitation, the following:

         (a) Any and all present estates or interests of Borrower in land, together with all Borrower's reversionary rights in and to any and all lots, parcels, alterations, partitions, easements, rights-of-way, sidewalks, strips and gores of land, drives, roads, curbs, streets, lanes, ways, alleys, passages, passageways, sewer rights, waters, woods, water courses, water rights, mineral, gas and oil rights, power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto (collectively, the "Land");

         (b) Any and all estates or interests of Borrower in the buildings, structures and other improvements and any and all alterations now or hereafter located or erected on the Land, including, without limitation, attachments, walks and ways (collectively, the "Improvements"; together with the Land, the "Premises");

         (c) Any and all permits, licenses, franchises, certificates, consents, approvals and authorizations, however characterized, issued or in any way furnished, whether necessary or not, for the operation and use of the Premises, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits, or licenses and certificates of operation;

         (d) Any and all interest of Borrower in (i) equipment of any kind or nature and located at or used in connection with the operation of Borrower's business conducted at the Premises, whether or not affixed to the Premises, and all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind and nature whatsoever now or hereafter attached or affixed to the Premises or used in connection with the use and enjoyment of the Premises or the maintenance or preservation thereof, including, without limitation, all utility systems, fire sprinkler and alarm systems or other fire prevention or extinguishing apparatus materials, HVAC equipment, boilers, electronic data processing equipment (to the extent relating to the Premises or any equipment), telecommunications equipment or computer equipment (to the extent relating to the Premises or any equipment), office machinery, switchboards, computers and computer hardware and software (whether owned or licensed), all indoor or outdoor furniture, tools, materials, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment, and all other articles used or useful in connection with the use or operation of any part of the Premises; (ii) all modifications, renewals, improvements, alterations, repairs, substitutions, attachments, additions, accessories and other property now or hereafter affixed thereto or used in connection with the operation of any part of the Premises as such, and (iii) all replacements and all other parts therefor (collectively, the "Equipment");

         (e) All Borrower's right, title and interest, as landlord, licensor or grantor, in all leases and subleases of space, tenancies, lettings, occupancy or concession agreements, all books and records which contain payments under such leases, subleases, occupancy or concession agreements, written or otherwise, now existing or hereafter entered into to the extent relating in any manner to the Premises or the Equipment and any and all amendments, modifications, supplements and renewals of any thereof (each such lease, sublease, occupancy or concession agreement, together with any such amendment, modification, supplement or renewal, a "Lease"), whether now in effect or hereafter coming into effect, including, without limitation, all rents, additional rents, rental income, receipts, management fees payable by tenants, cash, guarantees, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the lessee's, or obligee's obligations thereunder, revenues, earnings, issues, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits, claims for damages and awards, now due or hereafter to become due, with respect to any Lease (collectively, the "Rents");

         (f) All general intangibles and contract rights of every kind and nature to the extent relating to any item or type of Senior Note Collateral, and, in any event, without limitation, any and all goodwill, descriptions, name plates, claims, choses-in-action, causes of actions, catalogs, confidential information, consulting agreements, engineering contracts to the extent relating to the Senior Note Collateral and such other intangible assets which relate to the goodwill of the business of Borrower to the extent connected with the use of, or symbolized by, any of the Intellectual Property and rights to refund or indemnification to the extent the foregoing relate to any item or type of Senior Note Collateral, deposits and deposit accounts, letters of credit, documents, instruments, chattel paper, bankers' acceptances and guarantees, and income tax refunds to the extent relating to any item or type of Senior Note Collateral, claims for tax or other refunds against any federal, state or local government, or any agency or authority or other subdivision thereof to the extent relating to any item or type of Senior Note Collateral, corporate or other business records to the extent relating to any item or type of Senior Note Collateral and all reserves, deferred payments, and claims of every kind or character to the extent relating thereto (collectively, the "Contract Rights");

         (g) Any and all "documents" (as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction) to the extent relating to any item or type of Senior Note Collateral, and any and all lists, books, records, ledgers, printouts, computer programs, computer disks or tape files, computer runs and other computer prepared information, files (whether in printed form or stored electronically), tapes or other papers or materials to the extent containing information relating to any item or type of Senior Note Collateral;

         (h) The "Collateral Account" established and maintained pursuant to the Indenture and all funds from time to time on deposit therein, all investments of such funds and all certificates and instruments from time to time representing or evidencing such investments, all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Senior Note Trustee for or on behalf of Borrower in substitution for any or all of the Senior Note Collateral, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Senior Note Collateral;

         (i) All surveys, drawings, plans, specifications, construction contracts, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data to the extent relating to any item or type of Senior Note Collateral or the construction of any alteration or the maintenance of any permit;

         (j) All of Borrower's present and after acquired right, title and interest in any and all of the following (collectively, the "Intellectual Property"):

                  (i) any and all copyrights, whether statutory or common law, and all applications, registrations and recording relating to such copyrights in the United States Copyright Office or in any other country, together with any and all (A) rights and privileges arising under applicable law with respect to Borrower's use of any copyrights,
         (B) reissues, extensions, continuations and renewals thereof, (C) damages and payments now and hereafter due and/or payable for past or future infringements thereof, (D) rights corresponding thereto throughout the world and (E) rights to sue for past, present and future infringements thereof (collectively, the "Copyrights");

                  (ii) any and all patents and all applications, registrations and recordings relating thereto as may at any time be filed in the United States Patent and Trademark Office or in any other country, together with any and all (A) rights and privileges arising under applicable law with respect to borrower's use of any patents, (B) inventions and improvements described and claimed therein, (C) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (D) damages and payments now and hereafter due and/or payable for past or future infringements thereof,
         (E) rights corresponding thereto throughout the world, and (F) rights to sue for past, present and future infringements thereof (collectively, the "Patents"),

                  (iii) any and all trademarks (including service marks), trademark registrations, trade styles and trade names and applications therefor as may at any time be filed in the United States Patent and Trademark Office or any other country, together with any and all (A) rights and privileges arising under applicable law with respect to Borrower's use of any trademarks, (B) reissues, continuations, extensions and renewals thereof, (C) damages and payments now and hereafter due and/or payable for past or future infringements thereof,
         (D) all rights corresponding thereto throughout the world and (E) rights to sue for past, present and future infringements thereof (collectively, the "Trademarks"); and

                  (iv) any and all license and distribution agreements with any other party with respect to a Patent, Trademark or Copyright, whether Borrower is a Licensor or licensee, distributor or distributee under any such license or distribution agreement, along with any and all (A) renewals, extensions, supplements and continuations thereof (B) damages and payments now and hereafter due and or payable to Borrower for past or future infringements thereof and (C) rights to sue for past, present and future infringements thereof (collectively, the "Licenses");

              (k) (i)      All issued and outstanding shares of capital
stock of each entity which is or becomes, as a result of any occurrence, a Restricted Subsidiary (as defined in the Indenture) of Borrower, including the certificates, if any, representing the shares and any interest of Borrower in the entries on the books of any financial intermediary pertaining thereto (collectively, the "Pledged Shares"), (ii) all additional shares, participations or other equivalents of or interests in (however designated) the equity including, without limitation, common stock, preferred stock and partnership, membership or other interests) (collectively the "Capital Stock") of any issuer of the Pledged Shares from time to time acquired by Borrower in any manner including the certificates, if any, representing such additional shares and any interest of Borrower in the entries on the books if any financial intermediary pertaining to such additional shares (collectively, the "Additional Shares") and
(iii) all dividends, cash, options, warrants, rights, instruments, distributions, partnership distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to Borrower in respect of or in exchange for any or all of the Pledged Shares or Additional Shares (collectively, the "Distributions");

         (l) All the estate, right, title, interest, claim and demand whatsoever, of Borrower, in law, equity, on otherwise howsoever, of, in, and to the same and every part of the foregoing; and

         (m) All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance (and any unearned premiums thereon), indemnity, warranty, guarantee or claims payable to the Senior Note Trustee or Borrower from time to time with respect to any item or type of Senior Note Collateral, payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, eminent domain, seizure or forfeiture of all or any part of the Senior Note Collateral by any governmental authority (or any person acting under color of a governmental authority), judgment or other awards or payments with respect thereto or settlement in lieu thereof, including, without limitation, interest thereon, products of the Senior Noteholder Collateral, and other amounts from time to time paid or payable under or in connection with any of the Senior Noteholder Collateral (collectively, "Proceeds");

provided, however, that Senior Note Collateral shall in no event include (i) any of the Lender Collateral, (ii) the real property, buildings, improvements and fixtures owned by the Company and located at its plant in Knox County, Tennessee, (iii) the real property, building, improvements, fixtures and equipment owned by the Company and located at its plant in Taylor County, Florida, or (iv) certain funds held in escrow for the benefit of the holders of the Industrial Revenue Bonds (as defined in the Indenture).